As Filed with the Securities and Exchange Commission on December __ 1999
                                                Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      -------------------------------------

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             HANNIBAL CAPITAL CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                   ____________                23-3018664
(STATE OR OTHER JURISDICTION   PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER
     OF INCORPORATION OR           CLASSIFICATION CODE)      IDENTIFICATION NO.)
        ORGANIZATION)

                             HANNIBAL CAPITAL CORP.
                                1244 MAIN STREET
                          LINFIELD, PENNSYLVANIA 19468
                                 (610) 495-8413

               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                      INCLUDING AREA CODE, OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)

                                 DAVID R. STITH
                                    PRESIDENT
                             HANNIBAL CAPITAL CORP.
                                1244 MAIN STREET
                          LINFIELD, PENNSYLVANIA 19468
                                 (610) 495-8413

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                   INCLUDING AREA CODE, OF AGENTS FOR SERVICE)

                      ------------------------------------

                                   COPIES TO:

                            STEVEN F. WASSERMAN, ESQ.
                         BERLACK, ISRAELS & LIBERMAN LLP
                              120 West 45th Street
                            New York, New York 10036
                                 (212) 704-0100

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
==========================================================================================================
                                                                       PROPOSED MAXIMUM
                                                   PROPOSED MAXIMUM      AGGREGATE
   TITLE OF EACH CLASS OF        AMOUNT TO BE     OFFERING PRICE PER    OFFERING PRICE       AMOUNT OF
SECURITIES TO BE REGISTERED       REGISTERED           UNIT (1)              (1)         REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
Common Stock, $.001
par value per share                3,705,965               $.50          $1,852,983         $515.13
==========================================================================================================

 (1) Estimated solely for the purpose of calculating the registration fee.

                                EXPLANATORY NOTE

         This registration statement (the "Registration Statement") contains two prospectuses: one (the "Prospectus") relating to the offering by Hannibal Capital Corp. of 2,105,965 shares of its common stock, par value $.001 per share (the "Common Stock"), and another prospectus (the "Selling Securityholders Prospectus") relating to the offering of 1,600,000 shares of Common Stock held by certain shareholders. Following the Prospectus are certain substitute pages of the Selling Securityholders Prospectus, including alternate pages front outside and back cover pages, an alternative "The Offering" section of the "Prospectus Summary" and section entitled "Plan of Distribution." Each of the alternate pages for the Selling Securityholders Prospectus included herein is labeled "Alternate Page for Selling Securityholders Prospectus." All other sections of the Prospectus are to be used in the Selling Securityholders Prospectus. In addition, cross-references in the Prospectus will be adjusted in the Selling Securityholders Prospectus to refer to the appropriate sections.

                   Subject to Completion - - December __, 1999

PROSPECTUS

                             HANNIBAL CAPITAL CORP.

                       DISTRIBUTION OF 2,105,965 SHARES OF

                                  COMMON STOCK

                           (PAR VALUE $.001 PER SHARE)
                           --------------------------

         This Prospectus is being furnished in connection with our distribution of 2,105,965 shares of our common stock, par value $.001 per share to certain shareholders of Biofarm, Inc.

         We will distribute one share of our common stock for every two shares of common stock of Biofarm, Inc. held by certain Biofarm, Inc. shareholders. This distribution will result in approximately 58% of our outstanding common stock held by the distributees of this offering. The recipients of our common stock in this offering will not be required to pay any consideration, nor will they be required to surrender or exchange their shares of Biofarm, Inc. to receive their shares of our common stock. No fractional shares will be issued in connection with the distribution. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of Common Stock of Biofarm, Inc. not evenly divisible by two (2) will be entitled to a cash payment in lieu thereof.

                      ------------------------------------

         No public trading market for our common stock exists. We anticipate that our common stock will initially be traded in the over-the-counter market after this offering.

                      ------------------------------------

         Our common stock being distributed in this offering involves a high degree of risk. See "Risk Factors" beginning on page 4.

                      ------------------------------------

         Neither the Securities and Exchange Commission or any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT THAT INCLUDES THE PROSPECTUS AND WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

         You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.


                                TABLE OF CONTENTS


Summary........................................................................1
Selected Financial Data........................................................3
Risk Factors...................................................................4
Use of Proceeds................................................................9
Dilution......................................................................10
Concurrent Offering...........................................................10
Plan of Distribution..........................................................10
The Company...................................................................13
Management's Discussion of Financial Condition and
     Results of Operations....................................................17
Management....................................................................18
Security Ownership of Certain Beneficial Owners and Management................20
Description of Securities.....................................................20
Legal Matters.................................................................22
Experts.......................................................................22
Disclosure of Commission Position on Indemnification for
     Securities Act Liabilities...............................................22
Financial Statements..........................................................23

                               PROSPECTUS SUMMARY

         You should read the following summary together with the more detailed information regarding Hannibal Capital Corp. ("Hannibal") and our financial statements and the related notes appearing elsewhere in this prospectus.

                             HANNIBAL CAPITAL CORP.

Hannibal was organized as a Delaware corporation on December 2, 1999, the successor entity to a tax-free reorganization with a Nevada corporation organized on October 7, 1998. Hannibal was organized to pursue certain securities litigation matters and to take title to and receive the proceeds anticipated from such litigation for the benefit of certain shareholders of Biofarm, Inc. ("BIOF").

         Hannibal has no significant assets, other than the BIOF litigation and subscriptions receivable, or liabilities and is in the development stage. Hannibal intends either to raise funds to originate a business or, alternatively, enter into a business combination with one or more as yet unidentified privately held businesses. Management believes that Hannibal will be attractive to privately held companies interested in becoming publicly traded by means of a business combination with Hannibal, without offering their own securities to the public.
BIOF intends to pursue negotiations with qualified candidates.

         Pursuant to a Stock Purchase Agreement dated April 1, 1998, between BIOF and Litchefield Continental, Ltd. ("Litchefield"), BIOF purchased approximately 87% of the capital stock of Biofarm, S.A. from Litchfield and issued to Litchfield a convertible debenture of BIOF. Such convertible debenture assured Litchfield of voting control of BIOF. However, the agreement with Litchfield preserved for the benefit of the shareholders of BIOF other than Litchfield the proceeds of any recovery from litigation instituted by BIOF prior to the Litchfield transaction. Despite the rescission of the Litchfield transaction on October 31, 1999, in order to insure that the benefits (if any) of the anticipated litigation proceeds would be available only to its shareholders and not the owners of BIOF shares as a result of a future acquisition consummated for BIOF common stock, BIOF assigned all of its right, title and interest in the litigation matters to Hannibal. Therefore, Hannibal will be owned and controlled by shareholders of BIOF only; and any subsequent acquiree of BIOF will not share therein.


                                  THE OFFERING

Shares offered by Hannibal.............     2,105,965 shares of common stock

Shares to be outstanding after
The Offering...........................     3,705,965 shares of common stock

Plan of Distribution...................     Hannibal will issue one share of its
                                            common stock for every two shares of
                                            the common stock of BIOF held by
                                            BIOF's shareholders other than
                                            Litchfield. The recipients of
                                            Hannibal common stock in this
                                            offering will not be required to pay
                                            any consideration, nor will they be
                                            required to surrender or exchange
                                            their shares of BIOF's common stock
                                            to receive their shares of Hannibal
                                            common stock.

Use of Proceeds........................     Hannibal will not receive any
                                            proceeds from this offering.

                             SELECTED FINANCIAL DATA



         Set forth below is selected financial data with respect to Hannibal for the period from May 1, 1999 (inception of operations) to October 31, 1999, as derived from the Company's financial statements. This data should be read in conjunction with the financial statements and Management's' Discussions and Analysis included elsewhere in this Prospectus.

STATEMENT OF OPERATIONS DATA:
Revenue                                                               $      --
Expenses                                                                 44,861
Other Income                                                              4,401
                                                                      ---------
Net loss                                                              $  40,460
                                                                      =========

Loss per share                                                        $   (1.55)
                                                                      =========
Weighted average shares of Common Stock outstanding                      26,027
                                                                      =========

BALANCE SHEET DATA:
  Working Capital                                                     $ 759,540

Total Assets                                                          $ 769,779
                                                                      =========
Total liabilities                                                     $  10,239
                                                                      =========
Total Stockholders Equity                                             $ 759,540
                                                                      =========

                                  RISK FACTORS

         You should carefully consider the following risk factors and all other information contained in this prospectus before investing in our common stock. Investing in our common stock involves a high degree of risk. Any of the following risks could adversely affect our business, financial condition and results of operations and could result in a complete loss of your investment. The risks and uncertainties described below are not the only ones we may face. Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described below and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock from the Selling Securityholders. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment. On the other hand, the shareholders of BIOF who will receive our common stock will not be risking any investment since they are not required to pay for our common stock or surrender their shares of BIOF common stock in exchange for our common stock.

You Should Not Rely On Forward-Looking Statements Because They Are Inherently Uncertain.

         You should not rely on forward-looking statements in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by our company described in "Risk Factors" and elsewhere in this prospectus.

RISKS RELATED TO OUR BUSINESS

We Are A Development Stage Company And Have No Operating History.

         We were incorporated on December 2, 1999 to assume and pursue BIOF's interest in certain securities litigation. Title to these litigation matters is our principal asset. As such, we have no operating history upon which investors may rely to evaluate our prospects. Our prospects must be considered in light of the problems, expenses, delays and complications associated with a new business and in pursuing litigation matters. We expect that our future operating expenses will be significantly high as a result of the costs of litigation. Accordingly, we expect to incur operating losses for the foreseeable future until such time, if ever, as we are able successfully to settle or finally adjudicate these litigation matters. However, there can be no assurance that we will ever generate proceeds from these litigation matters or that we will ever be able to collect any amounts from the judgment or the lawsuits.

Our Company Requires a Significant Amount of Capital Which May Not Be Available.

         Our capital requirements are and will continue to be significant due to the cost of litigation. Our current capital reserves are expected to sustain our operations for no more than the next several months. In the event our plans or assumptions change or prove inaccurate and our capital resources prove to be insufficient to fund our operations, we could be required to seek additional financing sooner than currently anticipated. There is no assurance that additional funds will be available to us from any source when needed. If not available, we may not be able to continue to pursue the litigation matters. Additional financing may come in the form of securities offerings or from bank financing. If additional shares were issued to obtain financing, recipients of our common stock on this offering would suffer a dilutive effect on their percentage of stock ownership in our company. However, the book value of their shares would not be diluted, provided additional shares were sold at a price equal to or greater than the net book value per share, of which no assurances can be made. Accordingly, the inability to obtain additional financing would likely have a material adverse affect on our business, financial condition and result of operations.

We Must Be Able To Collect The Proceeds Of Any Judgment Awarded To Us.

         Apart from an aggregate of $750,000 of subscriptions receivable, our principal assets consist of the litigation matters transferred to us by BIOF. One such matter (the Federal court matter described on page 11 hereof) has not yet been definitively adjudicated. Whether we obtain judgment or not is dependent upon the outcome of a trial. The second matter (the New York State court matter described on page 12 hereof) has resulted in the entry of judgment in our favor. However, obtaining judgment is not the equivalent of collection; and proceedings must be instituted to collect upon such judgment. Such proceedings can be costly and time-consuming. We will be confronted with a similar problem if we obtain judgment in the Federal court matter.

We Must Seek An Advantageous Acquisition Candidate.

         Even assuming we are able to collect the proceeds of any judgment awarded to us, and further assuming receipt of payment of all subscription receivables, we will remain a non-operating company with no active business until we are able to acquire an operating entity that satisfies our standards. (In the meantime, our funds will be invested in short-term obligations.) There can be no assurance that we will be successful in locating and consummating such operating entity acquisition. Unless and until such candidate is found and closed, our stock may always trade at a discount from net book value per share and will not enjoy a price predicated upon a multiple of earnings.

The Liability Of Our Directors Has Been Limited.

         As permitted by Delaware law, our Certificate of Incorporation limits the liability of the directors to our Company or our shareholders for monetary damages for breach of a director's fiduciary duty except for liability in certain instances. As a result of our charter provision and Delaware law, shareholders may have limited rights to recover against directors for breach of fiduciary duty.

RISKS RELATING TO THE SECURITIES MARKET

The Offering Price Of Our Common Stock Is Arbitrary.

         The offering price of our common stock has been arbitrarily determined by the Company and does not necessarily bear any relationship to our assets, book value, revenues, prospects or other established criteria of value.

Our Common Stock Has No Prior Market, And Prices May Decline After The Offering.

         There is no public market for our common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate his investment without considerable delay, if at all. There is no underwriter engaged in connection with this transaction and there can be no assurance that any brokerage firm will act as a market maker of our securities. If a market should develop, the price may be highly volatile. In addition, an active trading market for our common stock may not develop or be sustained. If our selling securityholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of our common stock. Due to the low price of our common stock, many brokerage firms may not be willing to effect transactions in our common stock. Even if a purchaser finds a broker willing to effect a transaction in our common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price.

Investors May Face Significant Restrictions On The Resale Of Our Common Stock Due To State And Federal Laws And Regulations.

         Because our common stock has not been registered for resale under the blue sky laws of any state, our shareholders and those persons desiring to purchase our common stock in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy our common stock. Accordingly, investors should consider the secondary market for our common stock to be a limited one. Investor may be unable to resell their stock without the significant expense of state registration or qualification.

         In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934, as amended. Because our common stock may constitute "penny stock" within the meaning of the rules, the rules would apply to our common stock. The rules may further affect the ability of owners of our common stock to sell their stock in any market that may develop for it.

         Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include
(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses. Our company's management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our common stock.

NASDAQ REQUIREMENTS; PENNY STOCK; ADDITIONAL REQUIREMENTS ON BROKER DEALER SALES OF SECURITIES.

The Company's Common Stock is not presently included for trading on the Nasdaq system, and there can be no assurances that the Company will ultimately qualify for inclusion within the system. In order for an issuer to be included in the Nasdaq system, it is required to have total assets of at least $4,000,000, capital and surplus of at least $2,000,000, a minimum price per share of not less than $3.00, have publicly-held shares with a market value of at least $1,000,000 as well as certain other criteria. In addition to quantitative standards the staff of Nasdaq may also consider other factors including but not limited to the nature and scope of a company's operations in conjunction with any and all conditions and/or circumstances surrounding an entity's operations. No assurance can be given that the Common Stock of the Company will ever qualify for inclusion on the Nasdaq system and qualification for inclusion is not a prerequisite to proceeding with the Offering. Until the Company's shares qualify for inclusion in the Nasdaq system, the Company's securities will be traded in the over-the-counter markets through the "pink sheets" or on the OTC Bulletin Board. The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be an equity security that has a market price (as defined) less than $5.00 per share or an exercise price less than $5.00 per share, subject to certain exceptions. During such periods when the Company's Common Stock does not qualify for inclusion on the Nasdaq Small Cap Market, the Common Stock may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations of the securities, and, if the broker-dealer is the sole market maker, the broker dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. In addition, certain broker-dealers are precluded from acting as market makers for non NASDAQ securities and these securities may be ineligible for margin loans. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and may also affect the ability of shareholders to sell the securities in the secondary market.

                                 USE OF PROCEEDS

         This prospectus is part of a registration statement that permits Hannibal to distribute its common stock to certain shareholders of BIOF. The shareholders of BIOF receiving shares of Hannibal common stock will not be required to pay any consideration for the Hannibal common stock nor will they be required to surrender or exchange their shares of BIOF. As such, Hannibal will not receive any proceeds from this offering.

                                    DILUTION


         As of October 31, 1999, Hannibal had outstanding an aggregate of 100,000 shares of its Common Stock. These 100,000 shares had a net tangible book value of $759,540 ($7.60 per share). Net tangible book value per share consists of total assets minus intangible assets and liabilities, divided by the total number of shares issues and outstanding. (Hannibal has issued no warrants, options or convertible securities.)

         Giving effect to the receipt by Hannibal of an additional $750,000 from outstanding subscriptions receivable, and giving effect to the issuance therefor of an additional 1,500,000 shares of Hannibal Common Stock, the PRO FORMA net tangible book value would be $759,540 ($.47 per share).

         Giving effect to the further issuance by Hannibal of an additional 2,105,965 shares of its Common Stock to the shareholders of BIOF upon completion of the offering hereby, the resulting net tangible book value would be $759,540 (or $.21) per share of each of the 3,705,965 shares then issued and outstanding.


                               CONCURRENT OFFERING

         The registration statement of which this Prospectus is a part also includes a prospectus with respect to an offering of up to 1,600,000 shares of Hannibal common stock, all of which may be sold in the open market, in privately negotiated transactions or otherwise, directly by any of the Selling Securityholders. The Selling Securityholders will not be permitted to sell their shares until such time as their promissory notes to the Company are satisfied in full. Hannibal will not receive any proceeds from the sale of such common stock. Expenses of the offering by the Selling Securityholders, other than fees and expenses of counsel to the Selling Securityholders, if any, and selling commissions, will be paid by Hannibal. Two of the Selling Securityholders are affiliates of Hannibal. See "Certain Relationships and Related Transactions." Sales of such common stock by the Selling Securityholders or the potential of such sales may have a material adverse effect on the market price of the common stock offered hereby.

                              PLAN OF DISTRIBUTION

REASONS FOR THE DISTRIBUTION

         Hannibal Capital Corp. was created to pursue securities litigation matters on behalf of certain shareholders of BIOF. Hannibal has taken all right, title and interest in these litigation matters and will be entitled to receive the proceeds therefrom, if any, upon settlement or final adjudication. Pursuant to a Stock Purchase Agreement dated April 1, 1998, between BIOF and Litchefield Continental, Ltd. ("Litcherfield"), BIOF purchased approximately 87% of the capital stock of Biofarm, S.A. from Litchfield and issued to Litchfield a convertible debenture of BIOF. Such convertible debenture assured Litchfield of voting control of BIOF. However, the agreement with Litchfield preserved for the benefit of the shareholders of BIOF other than Litchfield the proceeds of any recovery form litigation instituted by BIOF prior to the Litchfield transaction. Despite the rescission of the Litchfield transaction on October 31, 1999, in order to insure that the benefits (if any) of the anticipated litigation proceeds would be available only to its shareholders and not the owners of BIOF shares as a result of a future acquisition consummated for BIOF common stock, BIOF assigned all of its right, title and interest in the litigation matters to Hannibal. Therefore, Hannibal will be owned and controlled by shareholders of BIOF only; and any subsequent acquiree of BIOF will not share therein.

EFFECTING THE DISTRIBUTION

         Each shareholder of BIOF, other than persons to whom BIOF common stock was or may be issued subsequent to October 5, 1998, will receive one share of Hannibal common stock for every two shares of BIOF common stock held of record on _______, 2000 (the "Distribution Record Date"). Upon completion of the distribution of the 2,105,965 shares of Hannibal common stock, there will be an aggregate of 3,705,965 shares of Hannibal common stock issued and outstanding. All of the distributed shares of Hannibal common stock will be immediately eligible for sale in the public market without restriction under the Securities Act of 1933, as amended.

         The distribution of the Hannibal common stock will be made on or about ______, 2000 (the "Distribution Date") to shareholders of record of BIOF, other than persons to whom BIOF common stock was or may be issued subsequent to October 5, 1998, on the Distribution Record Date. Commencing on the Distribution Date, American Stock Transfer & Trust Company will mail certificates for the distributed shares of Hannibal common stock to the recipients. The recipients of our common stock in this offering will not be required to pay for the shares of Hannibal common stock received in the distribution, nor will they be required to surrender or exchange shares of BIOF common stock in order to receive their shares of Hannibal common stock. As of October 5, 1998, an aggregate of 4,211,930 shares of BIOF common stock was validly issued and outstanding, fully paid and non assessable.

FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION OF
HANNIBAL SHARES TO THE SHAREHOLDERS OF BIOF


INTRODUCTION

         This discussion is a summary of the material tax consequences of the distribution of the Hannibal shares (the "Spinoff"). This discussion does not purport to be a complete analysis of all of the potential tax effects of the Spinoff and this discussion is limited to United States Federal Income tax matters. This discussion is based upon the Internal Revenue code of 1986, Treasury regulations, Internal Revenue Service Rulings, and judicial decisions now in effect. All of the foregoing are subject to change at any time, possibly with retroactive effect, by legislative, judicial or administrative action. Nor does this discussion affect or address possible tax consequences of the receipt of Spinoff shares by taxpayers subject to special rules, including, inter alia, life insurance companies, tax-exempt organizations, regulated investment companies, S-corporations, financial institutions, broker-dealers in securities, foreign entities and non-resident alien individuals.

RECEIPT OF SPINOFF SHARES BY BIOF SHAREHOLDERS

         The Spinoff will be a taxable event to BIOF shareholders for Federal income tax purposes. The amount received in the Spin-off by each BIOF shareholder for Federal income tax purposes will be the fair market value of Hannibal Common Stock received by each BIOF shareholder on the date of the distribution of the Spinoff shares. The amount received in the Spinoff by each BIOF shareholder will be treated as a dividend (as ordinary income) to such shareholder to the extent of such stockholder's pro rata share of BIOF's current and accumulated earnings and profits as computed for Federal income tax purposes. (Hannibal is advised that, as of October 31, 1999, preliminary numbers indicate that BIOF shows no accumulated earnings and profits.) The amount received in the Spinoff by each Hannibal shareholder that is not treated as a dividend first will be treated as a non-taxable return of capital to the extent of such shareholder's basis in his BIOF Common Stock, and then as an amount received by such shareholder from the sale or exchange of property. The amount that is treated as having been received by a BIOF shareholder from the sale or exchange of property generally will be a capital gain (long-term if the BIOF shares have been held for more than one year). For the purpose of determining the amount received in the Spinoff by a BIOF shareholder that constitutes a dividend, the shareholder's pro rata share of BIOF's current and accumulated earnings and profits will be based on the shareholder's percentage ownership of BIOF Common Stock. No fractional shares will be issued in connection with the distribution. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of Common Stock of Biofarm, Inc. not evenly divisible by two (2) will be entitled to a cash payment in lieu thereof.

         Assuming BIOF has current and accumulated tax losses, if and to the extent that the Spinoff shares have a value in excess of BIOF's basis in the Hannibal Common Stock, BIOF would then realize gain to the extent of such excess; and if that gain causes BIOF to have current earnings and profits, the Spinoff share recipients will recognize dividend income ratably to the extent thereof.

         For Federal income tax purposes, each BIOF shareholder will acquire an initial tax basis in its BIOF shares of Common Stock equal to the fair market value of the BIOF shares (the value of the Hannibal share of Common Stock received as of the distribution date thereof). Each BIOF shareholder's holding period for Hannibal Common Stock received from the Spinoff will begin on the distribution date. BIOF will make a determination of the fair market value of the Hannibal shares as of the distribution date at a date thereafter based upon a number of factors. These factors include, without limitation, the trading price of Hannibal shares at or near the distribution date. Prior to _______ ___, 2000, BIOF will report the amount of the Spinoff received by each BIOF shareholder to such shareholder and to the Internal Revenue Service. There can be no assurance that the Internal Revenue Service or the courts will agree with BIOF's determination of the amount received from the Spinoff. Should the

Internal Revenue Service or the courts determine that BIOF shareholders received a larger distribution amount than the amounts reported to them by BIOF, and challenge the Federal income tax return of the BIOF shareholder, the latter would have to bear the expense and effort of defending against or resolving such challenge.

EACH BIOF SHAREHOLDER IS ADVISED TO CONSULT ITS OWN TAX ADVISER AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE PROPOSED SPINOFF, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

                                   THE COMPANY

GENERAL

         Hannibal was organized as a Delaware corporation on December 2, 1999. Hannibal was organized to pursue certain securities litigation matters and to take title to and receive the proceeds anticipated from such litigation for the benefit of certain shareholders of BIOF.

         Hannibal has no significant assets, other than the BIOF litigation and subscription receivables, or liabilities and is in the development stage. Hannibal intends either to raise funds to originate a business, or alternatively, enter into a business combination with one or more as yet unidentified privately held businesses. Management believes that Hannibal will be attractive to privately held companies interested in becoming publicly traded by means of a business combination with Hannibal, without offering their own securities to the public.
BIOF intends to pursue negotiations with qualified candidates.

         Pursuant to a Stock Purchase Agreement, dated April 1, 1998, between BIOF and Litchfield, BIOF purchased approximately 87% of the issued and outstanding stock of Biofarm, S.A. from Litchfield in exchange for a BIOF convertible debenture. As part of this agreement, BIOF preserved the benefit of anticipated litigation proceeds for its shareholders other than Litchfield.

         In October, 1999, the transaction between Litchfield and BIOF was rescinded; however, in order to preserve the benefit of these anticipated litigation proceeds for its original shareholders, Hannibal was created and will issue its common stock to BIOF shareholders other than any potential acquiree. BIOF has assigned the right, title and interest in the litigation matters to Hannibal and Hannibal will continue to pursue such litigation and represent the interests of its shareholders.

DESCRIPTION OF LITIGATION

         As described above, Hannibal has obtained all of the right, title and interest in the litigation instituted by BIOF described below. Hannibal will prosecute such litigation for the benefit of BIOF's shareholders, who will become shareholders of Hannibal pursuant to the distribution of Hannibal's common stock under this Prospectus.

LITIGATION INSTITUTED BY BIOF

         BIOF has previously advised its shareholders (and has brought to the attention of the Securities and Exchange Commission both by letters and by filings under the 1934 Act) of the litigation instituted by BIOF against thirteen persons and firms (including former counsel, recipients of BIOF's common stock and broker-dealers) who, collectively and individually, it is alleged, participated in a scheme to defraud BIOF and to violate the registration requirements of the 1933 Act. (Global Spill Management, Inc. (currently BIOF) v. Schwab, et al., 96 Civ. 6246 (TCP), USDC EDNY).

         Such scheme involved the filing of two Form S-8 Registration Statements with the Commission in August and September, 1996, and the purported registration under the 1933 Act of an aggregate of 1,135,000 shares of BIOF common stock. It is alleged that Form S-8 was not then available for the registration of such 1,135,000 shares because (a) BIOF was not then current in its 1934 Act filings when such two Form S-8 filings occurred (as indicated in a letter, dated September 19, 1996, from the Commission to BIOF), and (b) the recipients of the 1,135,000 shares were not bona fide consultants to BIOF or the type of consultants envisioned by Form S-8.

         In a Memorandum and Order entered on January 22, 1998, Judge Platt (USDC, Eastern District of New York), sustained the complaint filed by BIOF as to the causes of action for malpractice, breach of contract, breach of fiduciary duty and unjust enrichment, and dismissed the cause of action for fraud. BIOF determined not to seek an immediate appeal of the dismissal of the cause of action for fraud because the relief sought by BIOF (return of the 1,135,000 shares and of the proceeds derived from the sale thereof) is encompassed by the four causes of action that were sustained.

         On August 2, 1996, an aggregate of 385,000 shares of BIOF's common stock was filed on Form S-8 at the price of $6.00 per share ($2,310,000 in the aggregate); and on September 18, 1996, an aggregate of 750,000 shares of the BIOF's common stock was filed on Form S-8 at the price of $2.06 per share ($1,545,000 in the aggregate), or a total of 1,135,000 shares at the registration price of $3,855,000. With the exception of 50,000 of such 1,135,000 shares that were returned to BIOF for cancellation, all of the remaining 1,085,000 shares were immediately sold publicly by the recipients. At least two of the defendants were indicted for securities law violations in an unrelated matter in January, 1998; two of the defendants were then registered broker-dealers; one defendant-recipient received 300,000 shares allegedly in "settlement" of a claim; and one defendant is a public relations firm involved in publicizing public companies.

         None of the directors and officers of BIOF who served until October 5, 1998, and none of the present directors and officers of BIOF participated in any manner in any aspect of the two Form S-8 filings. No BIOF Board of Directors meeting was attended by any of such persons at which the subject of the S-8 filings was discussed; in fact, no BIOF board meetings were held between June

28, 1996, and November 15, 1996. Nor did any of the duly appointed officers of BIOF execute the Form S-8 filings or any of the documents incident to the issuance of the 1,135,000 shares. Not only were the two Form S-8 filings not authorized by BIOF's Board but, also, the signatories thereto were not holders of the offices indicated in such filings.

         It is the position of BIOF that, among other things, the (a) 1,135,000 shares issued pursuant to the two Form S-8 filings and 1,085,000 shares sold publicly have not been registered under Section 5(a) of the 1933 Act and that it was unlawful to sell such shares in interstate commerce; and (b) persons who received and sold the 1,085,000 shares were not persons entitled to receive the same pursuant to the Instructions to the use of Form S-8.

         On December 18, 1998, the Court, in response to three defendants' motion to dismiss for lack of subject matter jurisdiction, ordered such motion referred to a Magistrate Judge for a report and recommendation. The latter ordered an evidentiary hearing to be held on January 29, 1999, and the moving defendants were ordered to file a fully briefed motion to dismiss on or before January 8, 1999. The Magistrate Judge, at the conclusion of such hearing, recommended to the presiding Judge the denial of the defendants' motion to dismiss. Hannibal has commenced discovery proceedings.

         In September, 1996, former counsel (one of the defendants in this litigation) initiated another transaction detrimental to BIOF. Such transaction involved the issuance of an aggregate of $2 million in debentures to foreign purchasers initially contacted by former counsel in a purported Regulation S transaction. Such debentures were initially convertible into an aggregate of 1,640,000 shares of the BIOF common stock. In September, 1996, clients of former counsel received the sum of $1,023,500 from the alleged foreign purchasers (hereinafter the "Purchasers") of the debentures. Such proceeds were paid to a bank account maintained by the clients of former counsel in Queens, New York. No meeting of the Board of Directors of BIOF approved the issuance of the debentures; none of the duly appointed officers of BIOF executed and delivered the debentures; none of the proceeds received from the sale of the debentures was obtained by BIOF. Upon learning of the transaction, BIOF immediately advised its Transfer Agent to cancel of record all of the 1,640,000 shares issued upon conversion of the debentures. In April, 1998, a lawsuit brought by the Purchasers against BIOF (F.T. Trading Company et al v. Global Spill Management, Inc.(currently BIOF)) et al., 605807/96 Supreme Court of the State of New York, County of New York (Ramos, Judge)) was settled for an aggregate of 200,000 shares of BIOF's common stock and the agreement of the purchasers to surrender all of the debentures to BIOF and to assign to BIOF the judgment ($1,023,500) held by the purchasers against the recipients of the proceeds of the debenture sales. Pursuant to an order entered on October 20, 1999, such judgment was assigned to Hannibal by Judge Ramos. Hannibal has instructed its attorneys to move vigorously to collect the $1,023,500 judgment (held by the Purchasers) from the judgment debtors who sold the illegally-issued debentures. Although the judgment held by BIOF and transferred to Hannibal is a New York State judgment separate and distinct from the action commenced by BIOF in Federal Court to recover the shares and proceeds of sale from the two S-8 transactions described herein, the Federal Court action does include as a separate cause of action a claim for damages against former counsel and certain of the other defendants therein for participation in the issuance of and receipt of proceeds derived from the debenture transaction described herein.

PRESENT STATUS OF LITIGATION

         As of the date hereof, Hannibal has commenced discovery proceedings against the principal defendants in the Federal court action. Such principal defendants include (a) a defendant that received 300,000 shares for the alleged settlement of a claim against BIOF (without even the pretext of performing consulting services), (b) a public relations firm that resigned its position immediately upon receiving and selling 100,000 shares, and (c) counsel who filed the two Form S-8 Registration Statements, and received 25,000 shares. Subsequent to discovery being completed, appropriate summary judgment motions will be made by Hannibal.

         In the matter before Judge Ramos, the Judgment Clerk for New York County having been instructed to enter judgment in the amount of $1,023,500 (plus interest from June, 1997) in favor of Hannibal), counsel for Hannibal is now pursuing collection of the judgment under New York law and procedure.

PROPERTY

         Hannibal does not own or lease any property.

EMPLOYEES

         Hannibal does not currently have employees.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         Giving effect to the tax-free reorganization resulting in the organization of Hannibal as a Delaware entity, and picking-up the operations of the Nevada entity from inception in October, 1998, Hannibal has been able to fund all of its commitments from the proceeds of subscription notes receivable. Such receivables, which as of October 31, 1999, amounted to $734,000 in the aggregate, are deemed to be fully collectible by Hannibal and, in the opinion of management, represent an amount more than sufficient to meet all of Hannibal's anticipated financial needs in the immediate future. The collection of any portion of the $1,023,500 judgment owned by Hannibal will be invested in short-term government obligations. Hannibal has no material commitments of any kind whatsoever that would impact upon Hannibal's financial position. Inasmuch as Hannibal has not, during its period of existence, been an operating company, no discussion of operating trends or of significant operational disclosures is appropriate. However, to the extent that Hannibal does acquire an operating business, and to the extent that any such acquisition obligates Hannibal to provide capital in excess of the amounts Hannibal expects to receive from its subscription notes receivable and from any recovery of the judgment receivable, Hannibal would then be compelled to seek short-term borrowings or additional capital.

                                   MANAGEMENT

OFFICERS AND DIRECTORS

         The following table sets forth the name, age and position of each director and executive officer of Hannibal:

Name                              Age       Position
----                              ---       --------

David R. Stith                    70        President and Director
Herbert S. McDonald               62        Vice President and Director
Desiree L. Pierson                36        Treasurer, Secretary and Director

         DAVID R. STITH was the Vice Chairman and a Director of BIOF from November, 1991, to October 5, 1998, and President from November 15, 1996 to October 5, 1998. Mr. Stith founded Underwater Technics in 1967 and has served as its Chairman and President since such date. Mr. Stith led the crew that cleaned up the major oil spills from the tankers the "Elias," the "Melon," and the "Athos." Mr. Stith was also involved in underwater testing for the National Aeronautics and Space Administration, and led the crew that dove for sunken treasure on the Spanish Gallon "San Jose" which sank off Columbia in 1708.

         HERBERT S. MCDONALD was a Director of BIOF from December, 1995, to October 5, 1998. Mr. McDonald has, since January 1993, been the President of the Fulcrum Group, a management consulting firm specializing in the restructuring and merger/acquisition of corporate clients. Prior thereto, Mr. McDonald was (since August 1990) the President (CEO) and principal shareholder of European Automotive Products, Inc., a major importer of imported cars specializing in higher end German automotive parts. Prior thereto, Mr. McDonald was the President (CEO) and principal shareholder of Fulcrum Investments, a firm making investments in manufacturing, leasing, automobile dealerships and real estate.

         DESIREE L. PIERSON was the Secretary of BIOF from January, 1996, to October 5, 1998. Ms. Pierson was an employee of BIOF from 1991 until June 28, 1996. In her capacity as Secretary, Ms. Pierson's duties included shareholder relations, matters involving the Transfer Agent and corporate record keeping and did not include corporate decision making or substantive matters involving the Company.

EXECUTIVE COMPENSATION

         No officer or director has received any remuneration from Hannibal. Although there is no current plan in existence, it is possible that Hannibal will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of Hannibal's business plan. Hannibal has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of its officers or directors, but the

Board of Directors may recommend adoption of one or more such programs in the future. Hannibal has no employment contract or compensatory plan or arrangement with any officer of Hannibal. The directors currently do not receive any cash compensation from Hannibal for their service as a member of the board of directors. There is no compensation committee, and no compensation policies have been adopted.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of October 31, 1999, Hannibal's outstanding common stock owned of record or beneficially by each executive officer and director and by each person who owned of record, or was known by Hannibal to own beneficially, more than 5% of Hannibal's common stock and the shareholdings of all executive officers and directors as a group.

                                       NUMBER OF SHARES OF         PERCENTAGE OF
NAME                                  COMMON STOCK OWNED (1)        SHARES OWNED
----                                  ----------------------        ------------

David R. Stith                             100,000                      2.77%
Herbert S. McDonald                        100,000                      2.77%

Eurodisc Limited                           300,000                      8.31%
     Box N 3950
     Nassua Bahamas

Directors and Officers as a Group
(2 persons)                                200,000                      5.54%

-----------------------
(1) With the exception of 100,000 shares issued to Eurodisc Limited in exchange for payment in full in the amount of $50,000, none of the shares listed in this table has been issued and none will be until the respective subscription notes receivable is paid.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Messrs. Stith and McDonald are directors and executive offices of Hannibal and are also Selling Securityholders under this Prospectus.

                            DESCRIPTION OF SECURITIES

         The following description of Hannibal's capital stock does not purport to be complete and is subject to and qualified in its entirety by Hannibal's articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Delaware law.

         Hannibal authorized capital consists of 10,000,000 shares of common stock, par value $.001 per share and no shares of preferred stock. Immediately prior to this offering, 1,500,000 shares of common stock were issuable pursuant to the satisfaction of certain promissory notes. Each record holder of common stock is entitled to one vote for each share held on all matter properly submitted to the shareholders for their vote. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have preemptive rights to purchase shares in any future issuance of Hannibal's common stock.

         Because the holders of shares of Hannibal's common stock do not have cumulative voting rights, the holders of more than 50% of Hannibal's outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of Hannibal's directors.

         The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by Hannibal's Board of Directors. The Board of Directors has never declared dividends and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding-up of the affairs of Hannibal, holders of Hannibal's common stock are entitled to receive, ratably, the net assets of Hannibal available to the shareholders after payment of all creditors.

         All of the issued and outstanding shares of common stock are duly authorized, validly issued and non-assessable. To the extent that additional shares of Hannibal's common stock are issued, the relative interests of existing shareholders may be diluted.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrant for our common stock is American Stock Transfer & Trust Company. The transfer agent's address is 40 Wall Street, New York, New York 10005.

                                  LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for Hannibal by Berlack, Israels & Liberman LLP, New York, New York. Attorneys from Berlack, Israels & Liberman LLP do not own any shares of the common stock of Hannibal.


                                     EXPERTS


         Certain of the financial statements of the Company included in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Asher & Company, Ltd., independent certified public accountants, whose reports thereon appear elsewhere herein and in the Registration Statement.



                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Hannibal's bylaws provide that Hannibal will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Hannibal, absent a finding of negligence or misconduct in the performance of their duties.

         Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling Hannibal pursuant to the foregoing provisions, Hannibal has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             HANNIBAL CAPITAL CORP.



                                      INDEX


                                                                     PAGE
INDEPENDENT AUDITORS' REPORT                                          F-1
BALANCE SHEET                                                         F-2
STATEMENTS OF OPERATIONS/ACCUMULATED DEFICIT                          F-3
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY                         F-4
STATEMENTS OF CASH  FLOWS                                             F-5
NOTE TO FINANCIAL STATEMENTS                                         F6-9

                          INDEPENDENT AUDITORS' REPORT


THE SHAREHOLDERS AND BOARD OF DIRECTORS
HANNIBAL CAPITAL CORP.
LINFIELD, PENNSYLVANIA


         We have audited the accompanying balance sheet of HANNIBAL CAPITAL CORP. as of October 31, 1999 and the related statements of operations and accumulated deficit, changes in Stockholders' equity and cash flows for the period from May 1, 1999 (inception of operations) to October 31, 1999. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HANNIBAL CAPITAL CORP. as of October 31, 1999 and the results of its operations and its cash flows for the period from May 1, 1999 (inception of operations) to October 31, 1999 in conformity with generally accepted accounting principles.




                                         ASHER & COMPANY, Ltd.


PHILADELPHIA, PENNSYLVANIA
DECEMBER 13, 1999

                                   HANNIBAL CAPITAL CORP.
                                       BALANCE SHEET
                                      OCTOBER 31, 1999

                                           ASSETS

CURRENT ASSETS
      Cash                                                                  $   4,417
      Short-term investment                                                    20,000
      Marketable securities                                                       987
      Subscription notes receivable                                           734,000
      Accrued interest receivable                                               4,203
      Receivable due from Biofarm, Inc.                                         6,172
                                                                            ---------
               Total current assets                                           769,779

OTHER ASSET
     Claim receivable                                                              --
                                                                            ---------
               TOTAL ASSETS                                                 $ 769,779
                                                                            =========

                            LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Accounts payable                                                      $  10,239
                                                                            ---------
               Total current liabilities                                       10,239

STOCKHOLDERS' EQUITY
     Common stock, $.001 par value; 10,000,000 shares authorized;
       100,000 shares issued and outstanding; 1,500,000 shares subscribed         100
     Additional paid-in capital                                               799,900
     Accumulated deficit during development stage                             (40,460)
                                                                            ---------
               Total Stockholders' equity                                     759,540
                                                                            ---------

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $ 769,779
                                                                            =========

                    The accompanying notes are an integral part of these
                                   financial statements.

                             HANNIBAL CAPITAL CORP.
                 STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
                PERIOD FROM MAY 1, 1999 (INCEPTION OF OPERATIONS)
                               TO OCTOBER 31, 1999

Revenue                                                    $     --

Expenses
    General and administrative                               44,861
                                                           --------

Loss before other income                                    (44,861)

Other income
    Interest                                                  4,401

Income before income taxes

   Income taxes                                              40,460
                                                           --------

Net loss                                                    (40,460)

Accumulated deficit, beginning of period                         --
                                                           --------

Accumulated deficit, end of period                         $(40,460)
                                                           ========

Loss per share                                             $  (1.55)
                                                           --------


   The accompanying notes are an integral part of these financial statements.

                             HANNIBAL CAPITAL CORP.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
      PERIOD FROM MAY 1, 1999 (INCEPTION OF OPERATIONS) TO OCTOBER 31, 1999

                                      Common Stock
                                 -----------------------        Paid-In     Accumulated
                                 Shares           Amount        Capital        Deficit         Total
                                 ------           ------        -------     -----------        -----
Issuance of stock                 100,000      $   100       $     49,900                   $   50,000



Issuance of subscription notes                                    750,000                      750,000



Net loss                               --           --                 --   $     (40,460)     (40,460)
                                  -------      -------       ------------   -------------   ----------


Balance, October 31, 1999         100,000      $   100       $    799,900   $     (40,460)  $  759,540
                                  =======      =======       ============   =============   ==========




   The accompanying notes are an integral part of these financial statements.

                                HANNIBAL CAPITAL CORP.
                               STATEMENT OF CASH FLOWS
                PERIOD FROM MAY 1, 1999 (INCEPTION OF OPERATIONS)
                               TO OCTOBER 31, 1999


OPERATING ACTIVITIES
      Net loss                                                 $    (40,460)
      Adjustments to reconcile net loss to net cash utilized
         by operating activities:
           Changes in:
               Accrued interest receivable                           (4,203)
               Accounts payable                                      10,239
                                                               ------------

      Net cash utilized by operating activities                     (34,424)

INVESTING ACTIVITIES
     Purchase of marketable securities                                 (987)
     Purchase of short-term investment                              (20,000)
                                                               ------------

     Net cash utilized by investing activities                      (20,987)

FINANCING ACTIVITIES
    Issuance of common stock                                         50,000
    Payment on subscription notes                                    16,000
    Receivable due from Biofarm, Inc.                                (6,172)
                                                               ------------

    Net cash provided by financing activities                        59,828
                                                               ------------

           INCREASE IN CASH                                           4,417

Cash, beginning of period                                                --
                                                               ------------

Cash, end of period                                            $      4,417
                                                               ============

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:

         Capital contributions of $750,000 were financed using subscription notes receivable.

   The accompanying notes are an integral part of these financial statements.

                             HANNIBAL CAPITAL CORP.
                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 1999


NOTE A - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES

     DESCRIPTION OF BUSINESS

     Hannibal Capital Corp. (Hannibal) was organized as a Delaware corporation on December 2, 1999, the successor entity to a tax-free reorganization with Global Enterprises (Nevada), Inc. (a Nevada corporation) organized on October 7, 1998. Hannibal was organized to pursue certain securities litigation matters and to take title to and receive the proceeds anticipated from such litigation for the benefit of certain shareholders of Biofarm, Inc. ("BIOF"). BIOF's assignment of the litigation matters to Hannibal was contemplated under a Stock Purchase Agreement between BIOF and Litchfield Continental, Ltd. ("Litchfield"). Hannibal's operations commenced on May 1, 1999.

     Pursuant to the Stock Purchase Agreement, dated April 1, 1998, between BIOF and Litchfield Continental, Ltd. (Litchfield), BIOF purchased approximately 87% of the stock of Biofarm, S.A. In consideration for Biofarm, S.A., BIOF issued to Litchfield a debenture which is convertible into the common stock of BIOF. If and when the entire principal amount of the debenture is converted, Litchfield would own approximately 80% of the issued and outstanding stock of BIOF. As part of this agreement, BIOF was permitted to preserve the benefit of their anticipated litigation proceeds for its shareholders other than Litchfield.

     In order to ensure that the benefit of such anticipated litigation proceeds is retained by BIOF's original shareholders, BIOF assigned its right, title and interest in the litigation matters to Hannibal. Hannibal has continued to pursue these litigation matters and represent the interests of BIOF shareholders.

     Effective October 31, 1999, the transaction between Litchfield and BIOF was rescinded NUNC PRO TUNC. As a result:

           a. BIOF's convertible debenture issued to Litchfield on September 4, 1998, was cancelled and BIOF returned to Litchfield the four entities previously transferred to BIOF by Litchfield;

           b. the Litchfield nominees to the BIOF Board resigned and the three directors of BIOF who occupied such office prior to the transaction with Litchfield were restored to such office;

           c. Litchfield indemnified BIOF against liabilities incurred since Litchfield assumed control of BIOF (except for one unaffiliated indebtedness in the amount of $200,000), and Litchfield issued to BIOF a five-year convertible note in the principal amount of $439,250 (plus interest at 6% per annum).

                             HANNIBAL CAPITAL CORP.
                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 1999



NOTE A - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT
                  ACCOUNTING POLICIES (CONTINUED)

     DESCRIPTION OF BUSINESS (Continued)

     The immediate effect of the rescission with Litchfield is to leave BIOF with no debt, with approximately $1 million in collectible assets, and with no existing operating business. The focus of BIOF management will now be to acquire a profitable business. This being management's immediate attention, the same reasons that prompted the creation of Hannibal as a result of the Litchfield transaction still pertain; and the shareholders of BIOF will be assured they and they alone will participate in any recovery of the proceeds of the litigation instituted by BIOF by virtue of the status of Hannibal.

     Hannibal has no significant assets, other than the BIOF litigation and subscription notes receivable, or liabilities and is in the development stage. Hannibal intends either to raise funds to originate a business or, alternatively, enter into a business combination with one or more as yet unidentified privately held businesses.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     YEAR END

     Hannibal has elected a fiscal year end of March 31.

     LOSS PER SHARE

     The Company utilizes SFAS No. 128 "Earnings Per Share" (EPS) to compute earnings/loss per share. Basic EPS is computed by dividing net income/loss by the weighted-average number of common shares outstanding for the period.


NOTE B - SHORT-TERM INVESTMENT

     Hannibal has a certificate of deposit in the amount of $20,000 which bears interest at 5.8% and matures on January 14, 2000.

                             HANNIBAL CAPITAL CORP.
                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 1999

NOTE C - MARKETABLE SECURITIES

     Hannibal owns 329 shares of common stock of Biofarm, Inc. with a value of $987.

NOTE D - SUBSCRIPTION NOTES RECEIVABLE

     Hannibal has entered into 15 non-negotiable promissory notes for the purpose of each party subscribing to purchase 100,000 shares of Hannibal's common stock for $50,000. The promissory notes are due on August 31, 2000 and bear interest at 4%. The notes, principal and interest, may be paid at any time before the due date. If the maker of the note is in default of payment, the note will bear interest at 8% from the date of default.

     Prior to October 31, 1999, one promissory note in the amount of $50,000 for the purchase of 100,000 shares was paid in full. In addition, partial payments amounting to $16,000 were received on two other promissory notes. Hannibal anticipates that the outstanding promissory notes will be paid in full shortly after the effective date of the registration statement to be filed with the Securities and Exchange Commission. Subsequent to October 31, 1999, Hannibal has received additional payments against the promissory notes in the amount of $10,000.

NOTE E - LITIGATION RECEIVABLE

     On October 20, 1999, a judgment in the amount of $1,023,500 (plus accrued interest from December, 1996), was ordered to be assigned to Hannibal. Such judgment was the subject of an assignment from BIOF to Hannibal. Hannibal's legal counsel is now in the process of attempting to collect on such judgment. Such judgment was assigned by BIOF to Hannibal consistent with the effort to ensure that only shareholders of BIOF (and not any acquiree by BIOF) would participate in the recovery of the proceeds of such judgment. Hannibal has not recorded any asset or income related to this judgment because a reasonable estimation of the Company's potential recovery under this judgment cannot be made at this time.

NOTE F - INCOME TAXES

     The tax effect of temporary differences results primarily from net operating loss carryforwards amounting to approximately $9,400. In accordance with SFAS No. 109, Hannibal has provided a valuation allowance in the same amount since realization is not reasonably assured at this time. Hannibal will review the likelihood of realizing this asset and adjust the valuation allowance as needed.

                             HANNIBAL CAPITAL CORP.
                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 1999



NOTE G - SUBSEQUENT EVENTS

     On November 10, 1999, the Board of Directors authorized management to file a registration statement with the Securities and Exchange Commission to permit Hannibal to register 2,105,965 shares of common stock which will be distributed to Biofarm, Inc. One share of Hannibal's stock will be distributed to certain Biofarm, Inc. shareholders for every two shares of Biofarm, Inc.'s common stock held by them. By virtue of this offering and distribution, Hannibal will be owned and controlled by the shareholders of BIOF. In addition, the 100,000 shares issued and 1,500,000 shares to be issued under the non-negotiable promissory notes will also be registered. Hannibal will not receive proceeds from this offering.

             [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

                   Subject to Completion - - December __, 1999

PROSPECTUS

                             HANNIBAL CAPITAL CORP.

                      OFFERING OF UP TO 1,600,000 SHARES OF

                                  COMMON STOCK

                           (PAR VALUE $.001 PER SHARE)
                           --------------------------


         This Prospectus is being furnished in connection with the offer of up to 1,600,000 shares of our common stock, par value $.001 per share by certain shareholders of our company.

         Certain shareholders of our company who wish to sell their shares of our common stock may offer and sell their shares on a continuous or delayed basis in the future. These sales may be conducted in the open market or in privately negotiated transactions and at market prices, fixed prices or negotiated prices.
                      ------------------------------------

         No public trading market for our common stock exists. We anticipate that our common stock will initially be traded in the over-the-counter market after this offering.
                      ------------------------------------

         Our common stock being offered by this prospectus involves a high degree of risk. See "Risk Factors" beginning on page 4.
                      ------------------------------------

         Neither the Securities and Exchange Commission or any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

             [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

                               PROSPECTUS SUMMARY


         You should read the following summary together with the more detailed information regarding Hannibal Capital Corp. ("Hannibal") and our financial statements and the related notes appearing elsewhere in this prospectus.

                             HANNIBAL CAPITAL CORP.

         Hannibal was organized as a Delaware corporation on December 2, 1999, the successor entity to a tax-free reorganization with a Nevada corporation organized on October 7, 1998. Hannibal was organized to pursue certain securities litigation matters and to take title to and receive the proceeds anticipated from such litigation for the benefit of certain shareholders of Biofarm, Inc. ("BIOF").

         Pursuant to a Stock Purchase Agreement dated April 1, 1998, between BIOF and Litchefield Continental, Ltd. ("Litchefield"), BIOF purchased approximately 87% of the capital stock of Biofarm, S.A. from Litchfield and issued to Litchfield a convertible debenture of BIOF. Such convertible debenture assured Litchfield of voting control of BIOF. However, the agreement with Litchfield preserved for the benefit of the shareholders of BIOF other than Litchfield the proceeds of any recovery from litigation instituted by BIOF prior to the Litchfield transaction. Despite the rescission of the Litchfield transaction on October 31, 1999, in order to insure that the benefits (if any) of the anticipated litigation proceeds would be available only to its shareholders and not the owners of BIOF shares as a result of a future acquisition consummated for BIOF common stock, BIOF assigned all of its right, title and interest in the litigation matters to Hannibal. Therefore, Hannibal will be owned and controlled by shareholders of BIOF only; and any subsequent acquiree of BIOF will not share therein.

             [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

                                  THE OFFERING

Shares offered by Selling
     Securityholders........................   1,600,000 shares of common stock

Shares to be outstanding after
     the Offering...........................   3,705,965 shares of common stock

Plan of
Distribution................................   The offering of our shares of
                                               common stock is being made by
                                               certain shareholders of our
                                               company who wish to sell their
                                               shares. Sales of our common stock
                                               may be made by the selling
                                               securityholders in the open
                                               market or in privately negotiated
                                               transactions and at market
                                               prices, fixed prices or
                                               negotiated prices.

Use of Proceeds.............................   Hannibal will not receive any
                                               proceeds from this offering.

             [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

                                 USE OF PROCEEDS

         This prospectus is part of a registration statement that permits certain shareholders of Hannibal ("Selling Securityholders") to sell their shares of Hannibal common stock in the open market or in privately negotiated transactions. As such, Hannibal will not receive any proceeds from this offering.

                                    DILUTION

         As of October 31, 1999, Hannibal had outstanding an aggregate of 100,000 shares of its Common Stock. These 100,000 shares had a net tangible book value of $759,540 ($7.60 per share). Net tangible book value per share consists of total assets minus intangible assets and liabilities, divided by the total number of shares issues and outstanding. (Hannibal has issued no warrants, options or convertible securities.)

         Giving effect to the receipt by Hannibal of an additional $750,000 from outstanding subscriptions receivable, and giving effect to the issuance therefor of an additional 1,500,000 shares of Hannibal Common Stock, the PRO FORMA net tangible book value would be $759,540 ($.47 per share).

         Giving effect to the further issuance by Hannibal of an additional 2,105,965 shares of its Common Stock to the shareholders of BIOF upon completion of the offering hereby, the resulting net tangible book value would be $759,540 (or $.21) per share of each of the 3,705,965 shares then issued and outstanding.


                               CONCURRENT OFFERING

         The registration statement of which this Prospectus is a part also includes a prospectus with respect to the distribution of 2,105,965 shares of Hannibal common stock to the shareholders of BIOF, other than Litchfield, pursuant to a stock purchase agreement between BIOF and Litchfield. This distribution may have a material adverse effect on the market price of the common stock offered hereby.


                              PLAN OF DISTRIBUTION

         While the registration statement is effective, the Selling Securityholders may sell their shares directly to the public, without the aid of a broker or dealer, or they may sell their shares through a broker or dealer if the Hannibal common stock is authorized for inclusion on the OTC Bulletin Board. The Selling Securityholders have the option of selling their shares in the open market or in privately negotiated transactions. Additionally, the Selling Securityholders may sell their shares at market prices, fixed prices or negotiated prices. Any commission, fee or other compensation of a broker or dealer would depend on the brokers or dealers involved in the transaction and would be paid by the respective Selling Securityholders.

             [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

                             SELLING SECURITYHOLDERS


         The following are the shareholders who are offering their shares for sale under this prospectus; the amount of shares owned by such shareholder prior to this offering; the amount to be offered by such shareholder; and the amount to be owned by such shareholders following completion of the offering:

                                                                                                                  NUMBER OF
                                   POSITION WITH       NUMBER OF      NUMBER OF SHARES   PERCENTAGE OF      SHARES OWNED
NAME                                THE COMPANY     SHARES OWNED(1)        OFFERED       SHARES OWNED       AFTER SALE(2)
----                                -----------     ---------------        -------       ------------       -------------
David R. Stith                     President and        100,000            100,000           2.77%                0
                                      Director
Herbert S. McDonald                Vice President       100,000            100,000           2.77%                0
                                    and Director
Eurodisc Limited                         --             300,000            300,000           8.31%                0
Sound Wave                                                                                                        0
Musikvertriebestellschaft                --             100,000            100,000           2.77%
  GmbH
Certified Elevator Company, Inc.
                                         --             100,000            100,000           2.77%                0
Flyboy Partnership                       --             100,000            100,000           2.77%                0
Bay Ridge Partners                       --             100,000            100,000           2.77%                0
North Bay Associates                     --             100,000            100,000           2.77%                0
Dr. Goebel
Unternehmensberatung                     --             100,000            100,000           2.77%                0
Abingdon Partners                        --             100,000            100,000           2.77%                0
Pyramid Consulting                       --             100,000            100,000           2.77%                0
Aarnel Funding Corp.                     --             100,000            100,000           2.77%                0
Capital Instrument Ltd.                  --             100,000            100,000           2.77%                0
ValJim, Inc.                             --             100,000            100,000           2.77%                0

(1) With the exception of 100,000 shares issued to Eurodisc Limited in exchange for payment in full in the amount of $50,000, none of the shares listed in this table has been issued and none will be until the respective subscription receivable is paid.

(2) This table assumes that each shareholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to Delaware law, a corporation may indemnify a person who is a party or threatened to be made a party to any action, suit or proceeding by reason of the fact the he or she is an officer, director, employee or agent of the corporation, against such person's costs and expenses incurred in connection with such action so long as he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interest of the corporation, and, in the case of criminal actions, had no reasonable cause to believe his or her conduct was unlawful. Delaware law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

         The bylaws of Hannibal, filed as Exhibit 3.2, provide that Hannibal will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Hannibal, absent a finding of negligence or misconduct in office. Hannibal's Bylaws also permit Hannibal to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Hannibal has the power to indemnify such person against liability for any of those acts.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered. All amounts are estimates except the SEC registration fee:

         SEC registration fee.........................................$   515.13
         Printing and engraving expenses..............................$10,000.00
         Accounting fees and expenses.................................$ 7,500.00
         Attorneys' fees and expenses.................................$20,000.00
         Transfer agent's and registrant's fees and expenses..........$ 2,500.00
         Miscellaneous................................................$ 5,000.00
                                                                      ----------
                  Total...............................................$38,015.13
                                                                      ==========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         Set forth below is information regarding the issuance and sales of Hannibal's securities without registration since it formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

         In September 1999, the Company sold 1,600,000 shares of its Common Stock to sixteen (16) purchasers at a price of $.50 per share. The Company received non-negotiable promissory notes in consideration for the purchases.

         The transactions described above did not involve public offerings of the Company's securities and were except for the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereunder.

ITEM 27. EXHIBITS

Exhibit
Number    Name
------    ----

3.1       Certificate of Incorporation of Incorporation
3.2       Bylaws
4.1       Form of Promissory Note (1)
5.1       Opinion re:  Legality (1)
23.1      Consent of Independent Auditors
23.2      Consent of Counsel (see Exhibit 5.1)
27.1      Financial Data Schedule

----------
(1)       To be filed by Amendment

ITEM 28. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are
             being  made,  a  post-effective   amendment  to  this  registration
             statement:

                     (a) To include any prospectus  required by section 10(a)(3)
             of Securities Act.

                     (b) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

             Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(B) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the
             "Calculation of Registration Fee" table in the effective registration statement; and

                     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of New York, State of New York, on December 16, 1999.

                                      HANNIBAL CAPITAL CORP.



                                      By:  /s/ DAVID R. STITH
                                          --------------------------
                                           David R. Stith, President

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME                                    TITLE                         DATE


                               President and Director          December 16, 1999
/s/ David R. Stith
---------------------------
David R. Stith

/s/ Herbert S. McDonald        Vice President and Director     December 16, 1999
---------------------------
Herbert S. McDonald

                                                               December 16, 1999
/s/ Desiree L. Pierson         Treasurer, Secretary and
---------------------------    Director
Desiree L. Pierson

                                INDEX TO EXHIBITS


Exhibit Number              Name

3.1                         Certificate of Incorporation
3.2                         Bylaws
23.1                        Consent of Independent Auditors
27.1                        Financial Data Schedule